Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-159791-01

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2012-2

Issuing Entity

$322,851,000 (Approximate)

Preliminary Term Sheet

March 22, 2012

U.S. Bank National Association

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Barclays Capital Inc.
Underwriter and Lead Manager and Sole Bookrunner

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Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

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PRELIMINARY TERM SHEET

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Offered Certificates: $322,851,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/ KBRA)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	100,000,000	AAAsf/AAA(sf)	3.500 (2)	4.94	4/12 – 12/33	7.15%	$100,000	Senior
A-2	163,590,000	AAAsf/AAA(sf)	3.500 (2)	3.06	4/12 – 3/20	7.15%	$100,000	Senior
A-3	40,897,000	AAAsf/AAA(sf)	3.500 (2)	12.50	3/20 – 12/33	7.15%	$100,000	Senior
A-IO(4)	304,487,000	AAAsf/AAA(sf)	0.825 (5)	N/A	N/A	N/A	100%	Notional/ Senior
B-1	8,854,000	AAsf/AA(sf)	4.325 (3)	9.12	4/12 – 6/27	4.45%	$100,000	Subordinate
B-2	5,739,000	Asf/A(sf)	4.325 (3)	9.12	4/12 – 6/27	2.70%	$100,000	Subordinate
B-3	3,771,000	BBBsf/BBB(sf)	4.325 (3)	9.12	4/12 – 6/27	1.55%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/ KBRA)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	1,640,000	BBsf/BB(sf)	4.325 (3)					Subordinate
B-5	3,444,218	NR/NR	4.325 (3)	Not Offered Hereby				Subordinate
R	0	NR/NR	N/A					Residual
LT-R	0	NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in April 2012.
(2)	The interest rate on the Class A-1, Class A-2 and Class A-3 Certificates will be an annual rate equal to the lesser of (i) 3.500% and (ii) the Net WAC for such distribution date.
(3)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.
(4)	Notional amount. The Class A-IO Certificates will not be entitled to distributions of principal. The Class A-IO Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such distribution date.
(5)	The interest rate on the Class A-IO Certificates will be an annual rate equal to the excess, if any, of the Net WAC over approximately 3.500%.

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PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-2

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-2

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	U.S. Bank National Association

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers

First Republic Bank, approximately 49.31%; Cenlar FSB, approximately 38.61%; PHH Mortgage Corporation, approximately 12.08%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 49.31%; PrimeLending, a PlainsCapital Company, approximately 19.78%; PHH Mortgage Corporation, approximately 12.08%; Flagstar Capital Markets Corporation, approximately 8.84%. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings	Fitch, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) will rate the Offered Certificates. It is expected that the Offered Certificates will be assigned the credit ratings from Fitch and KBRA on page 4 of this Term Sheet.

Cut off Date	The close of business on March 1, 2012.

Expected Closing Date	On or about March 29, 2012.

Expected Investor Settlement Date	On or about March 29, 2012.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day commencing in April 2012.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-3 and Class A-IO Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

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PRELIMINARY TERM SHEET

Offered Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans

366 fixed rate mortgage loans. All of the mortgage loans have an original term to maturity of 30 years. Twenty-six mortgage loans (representing approximately 10.02% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units, planned unit developments and townhouses.

Approximately 45.49% of the mortgage loans require prepayment charges if, during the first three, first four or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee calculated as 0.0275% annually on the principal balance of the mortgage loans. The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Structure	Senior/subordinate, shifting interest.

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PRELIMINARY TERM SHEET

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA	Bond Size	Initial Subordination
Class A-1	AAAsf/AAA(sf)	30.49%	7.15%
Class A-2	AAAsf/AAA(sf)	49.88%	7.15%
Class A-3	AAAsf/AAA(sf)	12.47%	7.15%
Class B-1	AAsf/AA(sf)	2.70%	4.45%
Class B-2	Asf/A(sf)	1.75%	2.70%
Class B-3	BBBsf/BBB(sf)	1.15%	1.55%

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

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PRELIMINARY TERM SHEET

Certificate Principal Amount	For any certificate (other than the Class A-IO, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1, Class A-2 and Class A-3 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates prior to any distributions of principal or allocations of Realized Losses on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date.

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PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
April 2012-March 2017	100%
April 2017-March 2018	the Senior % plus 70% of the Subordinate %
April 2018-March 2019	the Senior % plus 60% of the Subordinate %
April 2019-March 2020	the Senior % plus 40% of the Subordinate %
April 2020-March 2021	the Senior % plus 20% of the Subordinate %
April 2021 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in April 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.15%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal or allocations of Realized Losses on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO, Class R and Class LT-R Certificates) prior to any distributions of principal or allocations of Realized Losses on that Distribution Date.

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PRELIMINARY TERM SHEET

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
April 2017 - March 2018	30%
April 2018 - March 2019	35%
April 2019 - March 2020	40%
April 2020 - March 2021	45%
April 2021 and thereafter	50%

Realized Loss

An amount equal to (a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

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PRELIMINARY TERM SHEET

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3 and Class A-IO Certificates, pro-rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Distribution Amount, concurrently as follows:

a)    to the Class A-1 Certificates until its Class Principal Amount has been reduced to zero; and

b)   to the Class A-2 and Class A-3 Certificates, sequentially in that order, until their Class Principal Amounts have been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereon) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Notwithstanding the above, on any Distribution Date on which the aggregate of the Class Principal Amounts of the Subordinate Certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’ share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

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Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1, Class A-2 and Class A-3 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)  the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)  the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to each mortgage loan that became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)  any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such classes of certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the aggregate Class Principal Amount to zero.

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In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.15%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

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PRELIMINARY TERM SHEET

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and the excess, if any, will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.15%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount	With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related prepayment period; (iii) liquidation proceeds received during the related prepayment period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related prepayment period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related prepayment period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

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PRELIMINARY TERM SHEET

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $100,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.15%
B-2	4.45%
B-3	2.70%
B-4	1.55%
B-5	1.05%

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro-rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

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PRELIMINARY TERM SHEET

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2012-2 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations..

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations

The Class A-1, Class A-2 and Class A-3 Certificates will be placed by an underwriter.  Each beneficial owner of Class A-1, Class A-2 and Class A-3 Certificates or any interest therein (and each beneficial owner of Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

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PRELIMINARY TERM SHEET

SMMEA Treatment	The Class A-1, Class A-2 and Class A-3 and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The Distribution Date in March 2042. The actual final Distribution Date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 69.4% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 69.4% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Limited Desktop Appraisal Analysis (LDAA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

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PRELIMINARY TERM SHEET

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

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PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$327,935,218

Number of Mortgage Loans:	366

30 Year Fixed Rate Percentage:	100%

Average Scheduled Principal Balance:	$895,998	$43,860	$3,000,000

Weighted Average Gross Mortgage Rate:	4.603%	3.800%	5.650%

Weighted Average Seasoning:	3 months	0 months	8 months

Weighted Average Original LTV Ratio:	63.50%	12.22%	80.00%

Weighted Average Original Combined LTV Ratio(1):	65.98%	15.99%	80.00%

Weighted Average Original Credit Score:	769	683	818

Weighted Average Original Debt-to-Income Ratio:	30.38%	3.92%	57.38%

Original Interest Only (10 Years) Loans Percentage:	10.02%

Weighted Average Original Term to Maturity:	360 months	360 months	360 months

Weighted Average Remaining Term to Maturity:	357 months	352 months	360 months

First Lien Percentage at Origination:	100%

Loans with Seconds at Origination:	18.68%

(1) The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 65.98%. The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 65.19%.

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PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Fixed 30 Year	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
44,135.00 - 100,000.00	1	43,860.19	0.01	43,860.19	4.850	798	64.90	64.90
100,000.01 - 200,000.00	4	535,476.66	0.16	133,869.17	5.042	786	62.91	62.91
200,000.01 - 300,000.00	4	1,115,749.47	0.34	278,937.37	4.649	808	63.06	63.06
300,000.01 - 400,000.00	8	2,785,655.83	0.85	348,206.98	4.636	753	63.17	63.17
400,000.01 - 500,000.00	31	14,348,172.99	4.38	462,844.29	4.677	776	64.61	66.17
500,000.01 - 600,000.00	45	25,000,271.47	7.62	555,561.59	4.722	773	68.78	70.24
600,000.01 - 700,000.00	41	26,509,116.50	8.08	646,563.82	4.606	767	67.26	68.51
700,000.01 - 800,000.00	35	26,163,160.72	7.98	747,518.88	4.674	767	67.39	68.79
800,000.01 - 900,000.00	43	36,695,990.75	11.19	853,395.13	4.636	767	63.26	67.74
900,000.01 - 1,000,000.00	62	60,020,640.21	18.30	968,074.84	4.620	766	62.58	65.45
1,000,000.01 - 1,100,000.00	17	18,189,838.24	5.55	1,069,990.48	4.655	763	62.18	65.87
1,100,000.01 - 1,200,000.00	9	10,352,900.83	3.16	1,150,322.31	4.573	774	65.36	67.59
1,200,000.01 - 1,300,000.00	12	14,982,281.98	4.57	1,248,523.50	4.616	782	65.49	68.43
1,300,000.01 - 1,400,000.00	14	19,077,542.09	5.82	1,362,681.58	4.545	774	60.84	62.28
1,400,000.01 - 1,500,000.00	10	14,713,446.33	4.49	1,471,344.63	4.487	784	56.01	60.24
1,500,000.01 - 1,600,000.00	7	10,939,259.23	3.34	1,562,751.32	4.378	753	65.24	68.76
1,600,000.01 - 1,700,000.00	4	6,607,379.78	2.01	1,651,844.95	4.632	752	50.75	51.23
1,700,000.01 - 1,800,000.00	2	3,487,596.70	1.06	1,743,798.35	4.799	747	63.79	63.79
1,800,000.01 - 1,900,000.00	3	5,530,712.33	1.69	1,843,570.78	4.471	790	75.52	75.52
1,900,000.01 - 2,000,000.00	9	17,885,378.31	5.45	1,987,264.26	4.555	766	65.56	68.47
2,000,000.01 - 2,100,000.00	1	2,048,824.01	0.62	2,048,824.01	4.600	765	70.00	70.00
2,400,000.01 - 2,500,000.00	2	4,975,964.08	1.52	2,487,982.04	4.300	764	33.12	39.33
2,900,000.01 - 3,000,000.00	2	5,925,999.43	1.81	2,962,999.71	4.275	765	55.29	55.29
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The average loan balance of the mortgage loans at origination was approximately $900,400.80.

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PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
43,860.00 - 100,000.00	1	43,860.19	0.01	43,860.19	4.850	798	64.90	64.90
100,000.01 - 200,000.00	4	535,476.66	0.16	133,869.17	5.042	786	62.91	62.91
200,000.01 - 300,000.00	5	1,413,032.79	0.43	282,606.56	4.470	807	58.84	58.84
300,000.01 - 400,000.00	7	2,488,372.51	0.76	355,481.79	4.735	747	65.58	65.58
400,000.01 - 500,000.00	31	14,348,172.99	4.38	462,844.29	4.677	776	64.61	66.17
500,000.01 - 600,000.00	46	25,505,203.73	7.78	554,460.95	4.725	772	68.90	70.33
600,000.01 - 700,000.00	40	26,004,184.24	7.93	650,104.61	4.601	767	67.11	68.39
700,000.01 - 800,000.00	35	26,163,160.72	7.98	747,518.88	4.674	767	67.39	68.79
800,000.01 - 900,000.00	43	36,695,990.75	11.19	853,395.13	4.636	767	63.26	67.74
900,000.01 - 1,000,000.00	62	60,020,640.21	18.30	968,074.84	4.620	766	62.58	65.45
1,000,000.01 - 1,100,000.00	17	18,189,838.24	5.55	1,069,990.48	4.655	763	62.18	65.87
1,100,000.01 - 1,200,000.00	10	11,551,721.42	3.52	1,155,172.14	4.570	776	65.96	67.96
1,200,000.01 - 1,300,000.00	11	13,783,461.39	4.20	1,253,041.94	4.621	781	64.99	68.19
1,300,000.01 - 1,400,000.00	14	19,077,542.09	5.82	1,362,681.58	4.545	774	60.84	62.28
1,400,000.01 - 1,500,000.00	10	14,713,446.33	4.49	1,471,344.63	4.487	784	56.01	60.24
1,500,000.01 - 1,600,000.00	8	12,476,923.31	3.80	1,559,615.41	4.374	750	61.44	64.78
1,600,000.01 - 1,700,000.00	3	5,069,715.70	1.55	1,689,905.23	4.717	759	55.71	55.71
1,700,000.01 - 1,800,000.00	2	3,487,596.70	1.06	1,743,798.35	4.799	747	63.79	63.79
1,800,000.01 - 1,900,000.00	3	5,530,712.33	1.69	1,843,570.78	4.471	790	75.52	75.52
1,900,000.01 - 2,000,000.00	9	17,885,378.31	5.45	1,987,264.26	4.555	766	65.56	68.47
2,000,000.01 - 2,100,000.00	1	2,048,824.01	0.62	2,048,824.01	4.600	765	70.00	70.00
2,400,000.01 - 2,500,000.00	2	4,975,964.08	1.52	2,487,982.04	4.300	764	33.12	39.33
2,900,000.01 - 3,000,000.00	2	5,925,999.43	1.81	2,962,999.71	4.275	765	55.29	55.29
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The average loan balance of the mortgage loans as of the cut-off date was approximately $895,997.86.

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PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.751 - 4.000	6	5,456,556.82	1.66	909,426.14	3.930	765	55.54	60.04
4.001 - 4.250	38	42,985,610.02	13.11	1,131,200.26	4.191	767	60.66	63.26
4.251 - 4.500	89	84,818,532.11	25.86	953,017.21	4.414	769	58.47	62.47
4.501 - 4.750	129	109,635,950.58	33.43	849,891.09	4.675	770	65.55	67.50
4.751 - 5.000	85	71,959,559.97	21.94	846,583.06	4.905	770	67.21	68.95
5.001 - 5.250	12	10,216,037.37	3.12	851,336.45	5.148	757	70.64	70.64
5.251 - 5.500	5	2,602,786.50	0.79	520,557.30	5.344	736	73.54	73.54
5.501 - 5.750	2	260,184.76	0.08	130,092.38	5.593	796	69.54	69.54
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.603%.

Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	19	16,293,750.00	4.97	857,565.79	4.469	758	60.85	60.85
1	72	62,257,926.88	18.98	864,693.43	4.495	766	63.37	64.83
2	83	65,512,517.76	19.98	789,307.44	4.641	772	65.72	68.25
3	61	62,216,766.38	18.97	1,019,946.99	4.679	775	66.10	68.38
4	48	45,438,554.56	13.86	946,636.55	4.488	765	62.33	65.69
5	30	25,492,651.95	7.77	849,755.06	4.554	768	62.85	64.96
6	36	31,167,256.71	9.50	865,757.13	4.782	768	59.82	64.46
7	13	15,749,642.38	4.80	1,211,510.95	4.739	762	60.93	60.93
8	4	3,806,151.51	1.16	951,537.88	4.719	777	55.40	72.37
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 3 months.

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Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
12.22 to 15.00	1	1,093,796.02	0.33	1,093,796.02	4.150	726	12.22	17.78
15.01 to 20.00	2	1,492,451.13	0.46	746,225.56	4.300	798	18.15	18.15
20.01 to 25.00	3	2,291,575.20	0.70	763,858.40	4.279	757	22.73	26.57
25.01 to 30.00	9	9,713,660.28	2.96	1,079,295.59	4.548	777	27.28	35.91
30.01 to 35.00	6	5,747,213.55	1.75	957,868.93	4.625	766	32.02	46.09
35.01 to 40.00	9	10,981,879.38	3.35	1,220,208.82	4.453	760	38.55	51.00
40.01 to 45.00	14	13,452,573.62	4.10	960,898.12	4.425	774	42.28	47.03
45.01 to 50.00	16	13,160,641.99	4.01	822,540.12	4.658	762	48.01	54.10
50.01 to 55.00	32	30,580,430.95	9.33	955,638.47	4.526	774	52.76	57.31
55.01 to 60.00	29	28,066,516.80	8.56	967,810.92	4.471	767	58.12	60.76
60.01 to 65.00	25	21,762,978.08	6.64	870,519.12	4.649	760	62.92	63.24
65.01 to 70.00	58	57,973,186.84	17.68	999,537.70	4.591	766	68.00	69.86
70.01 to 75.00	75	61,658,331.44	18.80	822,111.09	4.712	766	73.91	74.25
75.01 to 80.00	87	69,959,982.85	21.33	804,137.73	4.667	776	79.27	79.33
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 63.50%.

23

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
15.99 to 20.00	3	2,586,247.15	0.79	862,082.38	4.237	768	15.64	17.99
20.01 to 25.00	2	1,887,017.24	0.58	943,508.62	4.382	754	22.76	24.45
25.01 to 30.00	5	4,494,925.36	1.37	898,985.07	4.687	782	26.99	26.99
30.01 to 35.00	2	3,005,426.42	0.92	1,502,713.21	4.241	778	28.97	32.87
35.01 to 40.00	6	6,345,685.12	1.94	1,057,614.19	4.429	751	35.23	37.70
40.01 to 45.00	12	11,742,670.74	3.58	978,555.90	4.419	766	41.51	41.89
45.01 to 50.00	14	12,746,060.74	3.89	910,432.91	4.667	756	45.06	47.80
50.01 to 55.00	26	25,452,919.52	7.76	978,958.44	4.577	777	50.35	52.78
55.01 to 60.00	25	22,954,923.21	7.00	918,196.93	4.520	767	57.27	58.17
60.01 to 65.00	33	29,117,222.48	8.88	882,340.08	4.590	762	58.04	63.04
65.01 to 70.00	57	55,633,619.29	16.96	976,028.41	4.584	767	65.52	68.18
70.01 to 75.00	84	71,777,348.17	21.89	854,492.24	4.669	767	71.28	74.10
75.01 to 80.00	97	80,191,152.69	24.45	826,712.91	4.651	776	77.31	79.31
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 65.98%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 65.19%.

Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
683 to 700	8	8,033,668.81	2.45	1,004,208.60	4.573	689	64.25	66.87
701 to 720	16	15,367,546.14	4.69	960,471.63	4.685	711	61.49	61.90
721 to 740	34	28,245,669.31	8.61	830,754.98	4.570	731	61.88	64.13
741 to 760	53	46,563,766.52	14.20	878,561.63	4.604	753	63.98	65.81
761 to 780	113	107,168,860.71	32.68	948,397.00	4.582	771	63.90	66.37
781 to 800	106	91,561,868.73	27.92	863,791.21	4.613	789	65.09	68.15
801 to 818	36	30,993,837.91	9.45	860,939.94	4.637	806	58.96	62.00
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average credit score of the mortgage loans at origination was approximately 769.

24

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Two Years Income with Assets	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5,699.28 to 10,000.00	14	5,825,302.19	1.78	416,093.01	4.628	781	62.56	62.56
10,000.01 to 20,000.00	105	70,129,879.87	21.39	667,903.62	4.669	770	66.95	67.64
20,000.01 to 30,000.00	98	82,315,359.03	25.10	839,952.64	4.606	770	66.11	68.09
30,000.01 to 40,000.00	61	59,848,230.99	18.25	981,118.54	4.690	764	63.89	66.95
40,000.01 to 50,000.00	36	41,830,867.66	12.76	1,161,968.55	4.582	767	61.33	65.33
50,000.01 to 60,000.00	13	13,776,725.94	4.20	1,059,748.15	4.476	782	62.81	64.57
60,000.01 to 70,000.00	13	18,306,044.46	5.58	1,408,157.27	4.452	766	59.11	66.93
70,000.01 to 80,000.00	4	3,965,154.33	1.21	991,288.58	4.498	761	41.39	50.85
80,000.01 to 90,000.00	3	3,980,255.42	1.21	1,326,751.81	4.449	749	49.11	49.11
90,000.01 to 100,000.00	5	7,788,723.82	2.38	1,557,744.76	4.456	762	61.96	64.35
100,000.01 to 317,827.24	14	20,168,674.42	6.15	1,440,619.60	4.467	774	56.73	58.17
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average monthly income of the mortgage borrower at origination was approximately $43,975.49.

25

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.92 - 5.00	1	523,740.87	0.16	523,740.87	5.125	798	80.00	80.00
5.01 - 10.00	10	12,060,621.25	3.68	1,206,062.13	4.435	755	59.54	59.54
10.01 - 15.00	13	14,011,249.93	4.27	1,077,788.46	4.435	779	53.61	56.43
15.01 - 20.00	36	31,078,435.97	9.48	863,289.89	4.544	770	64.45	66.54
20.01 - 25.00	50	41,684,679.06	12.71	833,693.58	4.643	768	64.97	66.90
25.01 - 30.00	50	40,385,914.60	12.32	807,718.29	4.550	772	64.34	67.82
30.01 - 35.00	72	71,301,445.33	21.74	990,297.85	4.626	768	61.49	65.33
35.01 - 40.00	57	54,963,946.04	16.76	964,279.76	4.667	769	65.90	67.95
40.01 - 45.00	64	52,426,078.46	15.99	819,157.48	4.620	770	65.54	66.99
45.01 - 50.00	10	7,638,131.53	2.33	763,813.15	4.586	749	61.76	65.11
50.01 - 55.00	2	994,764.56	0.30	497,382.28	4.971	761	68.03	68.03
55.01 - 57.38	1	866,210.53	0.26	866,210.53	4.750	793	25.54	25.54
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 30.38%.

26

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
17,085.69 to 50,000.00	14	7,846,665.93	2.39	560,476.14	4.791	757	69.78	69.78
50,000.01 to 100,000.00	37	24,401,025.65	7.44	659,487.18	4.728	774	68.31	69.19
100,000.01 to 150,000.00	41	30,507,663.97	9.30	744,089.37	4.697	774	70.96	74.17
150,000.01 to 200,000.00	31	24,833,525.94	7.57	801,081.48	4.702	767	68.97	69.42
200,000.01 to 250,000.00	24	20,637,583.25	6.29	859,899.30	4.706	764	67.35	69.37
250,000.01 to 300,000.00	23	20,418,427.69	6.23	887,757.73	4.585	764	69.22	71.33
300,000.01 to 350,000.00	19	18,360,275.35	5.60	966,330.28	4.653	765	69.20	71.01
350,000.01 to 400,000.00	16	16,384,261.11	5.00	1,024,016.32	4.669	771	66.39	67.00
400,000.01 to 450,000.00	20	21,901,860.28	6.68	1,095,093.01	4.549	770	65.43	67.89
450,000.01 to 500,000.00	10	9,106,391.81	2.78	910,639.18	4.640	765	70.20	71.84
500,000.01 to 550,000.00	10	9,343,925.78	2.85	934,392.58	4.623	769	64.90	67.01
550,000.01 to 600,000.00	8	5,662,013.92	1.73	707,751.74	4.648	768	59.06	64.44
600,000.01 to 650,000.00	4	3,020,844.63	0.92	755,211.16	4.594	755	68.58	69.94
650,000.01 to 700,000.00	11	9,035,409.67	2.76	821,400.88	4.546	774	65.08	68.35
700,000.01 to 750,000.00	3	4,650,109.36	1.42	1,550,036.45	4.517	780	56.59	56.59
750,000.01 to 800,000.00	3	3,046,265.66	0.93	1,015,421.89	4.636	741	59.03	64.64
800,000.01 to 850,000.00	2	2,575,229.03	0.79	1,287,614.52	4.646	797	69.60	69.60
850,000.01 to 900,000.00	1	1,100,000.00	0.34	1,100,000.00	4.950	775	75.86	75.86
950,000.01 to 1,000,000.00	5	4,672,583.27	1.42	934,516.65	4.514	773	48.38	55.48
1,000,000.01 to 26,135,842.01	84	90,431,155.83	27.58	1,076,561.38	4.465	768	53.42	57.32
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average verified assets of the mortgage borrowers at origination was approximately $1,154,954.93.

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	236	200,751,069.21	61.22	850,640.12	4.581	771	64.79	67.12
Self-Employed	130	127,184,148.92	38.78	978,339.61	4.637	765	61.47	64.19
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

27

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	340	295,086,043.85	89.98	867,900.13	4.596	769	63.46	65.85
120	26	32,849,174.28	10.02	1,263,429.78	4.661	771	63.83	67.18
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary	329	302,521,555.87	92.25	919,518.41	4.597	769	63.75	66.33
Secondary Home	22	18,624,338.85	5.68	846,560.86	4.607	771	63.79	65.17
Investor	15	6,789,323.41	2.07	452,621.56	4.841	770	51.65	52.66
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Rate Term Refinance	185	169,367,109.16	51.65	915,497.89	4.610	769	59.85	62.71
Purchase	151	133,631,651.31	40.75	884,977.82	4.603	770	70.39	72.24
Cash Out Refinance	30	24,936,457.66	7.60	831,215.26	4.559	759	51.35	54.74
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

28

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Detached	240	227,947,061.39	69.51	949,779.42	4.567	767	62.13	65.10
PUD	82	62,706,941.50	19.12	764,718.80	4.732	774	68.97	70.36
Condo	20	19,293,531.26	5.88	964,676.56	4.582	770	69.47	69.84
Co-op	10	10,140,904.85	3.09	1,014,090.49	4.554	775	55.80	55.80
Two-Four Family	14	7,846,779.13	2.39	560,484.22	4.740	760	54.95	60.29
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

29

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	162	162,675,522.99	49.61	1,004,169.89	4.550	770	60.27	63.92
Texas	50	38,746,896.40	11.82	774,937.93	4.735	770	70.32	70.61
New York	23	26,075,526.66	7.95	1,133,718.55	4.570	763	57.18	59.55
Massachusetts	14	13,923,182.41	4.25	994,513.03	4.360	761	64.58	67.17
Illinois	14	10,873,172.01	3.32	776,655.14	4.811	766	70.60	70.81
New Jersey	8	8,443,250.68	2.57	1,055,406.34	4.644	770	73.60	75.28
Florida	11	7,368,746.28	2.25	669,886.03	4.723	773	68.46	68.46
Oregon	10	6,289,462.74	1.92	628,946.27	4.612	794	72.69	72.69
Washington	9	6,236,905.06	1.90	692,989.45	4.764	772	74.07	74.74
Colorado	6	4,693,576.28	1.43	782,262.71	4.568	760	60.98	62.63
North Carolina	6	4,012,270.19	1.22	668,711.70	4.653	779	65.41	68.48
Connecticut	5	3,845,442.55	1.17	769,088.51	4.383	753	60.91	60.91
Tennessee	6	3,426,790.86	1.04	571,131.81	4.560	777	73.74	73.74
Arizona	4	3,353,806.85	1.02	838,451.71	5.014	757	74.13	74.13
Maryland	4	3,043,454.75	0.93	760,863.69	4.714	749	68.08	72.38
Michigan	5	2,974,954.21	0.91	594,990.84	4.877	787	56.16	70.32
South Carolina	3	2,724,425.01	0.83	908,141.67	4.559	775	61.49	61.49
Virginia	3	2,341,479.40	0.71	780,493.13	4.745	765	67.98	70.99
Minnesota	3	2,248,215.94	0.69	749,405.31	4.752	756	67.39	67.39
Utah	3	1,989,532.33	0.61	663,177.44	4.722	778	65.77	67.78
Wisconsin	2	1,908,034.38	0.58	954,017.19	4.690	770	49.34	51.68
Missouri	3	1,874,453.31	0.57	624,817.77	4.745	782	72.98	72.98
Pennsylvania	2	1,626,520.23	0.50	813,260.11	4.500	764	59.95	59.95
Hawaii	1	1,387,065.18	0.42	1,387,065.18	4.550	767	62.22	62.22
Kansas	2	1,204,844.53	0.37	602,422.27	4.695	757	66.83	66.83
Georgia	2	1,186,397.72	0.36	593,198.86	4.442	740	69.78	69.78
DC	1	881,303.56	0.27	881,303.56	4.875	695	63.80	63.80
Nevada	1	745,926.79	0.23	745,926.79	4.875	783	80.00	80.00
Ohio	1	707,109.23	0.22	707,109.23	4.750	758	80.00	80.00
Louisiana	1	647,581.69	0.20	647,581.69	4.875	756	61.91	61.91
Arkansas	1	479,367.91	0.15	479,367.91	4.500	786	72.73	72.73
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

30

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
San Francisco, CA	17	20,135,339.93	6.14	1,184,431.76	4.429	772	58.29	61.97
New York, NY	11	13,313,881.05	4.06	1,210,352.82	4.616	761	59.88	59.88
Dallas, TX	13	10,920,336.14	3.33	840,025.86	4.738	769	68.41	69.43
Los Angeles, CA	9	9,566,780.22	2.92	1,062,975.58	4.448	765	60.20	67.60
Menlo Park, CA	6	8,119,578.95	2.48	1,353,263.16	4.407	776	64.92	67.34
Palo Alto, CA	6	7,508,803.83	2.29	1,251,467.30	4.463	781	52.35	58.95
Los Altos, CA	5	6,512,221.97	1.99	1,302,444.39	4.457	781	63.44	63.44
Houston, TX	7	5,980,512.46	1.82	854,358.92	4.744	775	65.87	65.87
Mill Valley, CA	4	5,497,733.24	1.68	1,374,433.31	4.459	750	75.83	75.83
Manhattan Beach, CA	5	5,377,716.50	1.64	1,075,543.30	4.676	773	63.75	67.16
Other	283	235,002,313.84	71.66	830,396.87	4.630	768	64.01	66.44
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average original term to maturity of the mortgage loans at origination was approximately 360 months.

31

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
352	4	3,806,151.51	1.16	951,537.88	4.719	777	55.40	72.37
353	13	15,749,642.38	4.80	1,211,510.95	4.739	762	60.93	60.93
354	36	31,167,256.71	9.50	865,757.13	4.782	768	59.82	64.46
355	30	25,492,651.95	7.77	849,755.06	4.554	768	62.85	64.96
356	48	45,438,554.56	13.86	946,636.55	4.488	765	62.33	65.69
357	61	62,216,766.38	18.97	1,019,946.99	4.679	775	66.10	68.38
358	83	65,512,517.76	19.98	789,307.44	4.641	772	65.72	68.25
359	72	62,257,926.88	18.98	864,693.43	4.495	766	63.37	64.83
360	19	16,293,750.00	4.97	857,565.79	4.469	758	60.85	60.85
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately357 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	239	178,755,987.13	54.51	747,933.00	4.728	770	67.16	68.18
36	2	4,000,000.00	1.22	2,000,000.00	4.300	778	67.95	67.96
48	1	1,488,564.03	0.45	1,488,564.03	4.750	782	69.77	80.00
60	124	143,690,666.97	43.82	1,158,795.70	4.455	766	58.76	63.05
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

32

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Republic Bank	155	161,703,489.66	49.31	1,043,248.32	4.466	767	59.42	63.47
Prime Lending	84	64,851,764.52	19.78	772,044.82	4.719	769	68.30	68.74
PHH Mortgage Corporation	50	39,610,462.05	12.08	792,209.24	4.735	773	67.29	69.40
Other	42	32,764,537.93	9.99	780,108.05	4.741	770	66.98	67.71
Flagstar Bank, F.S.B.	35	29,004,963.97	8.84	828,713.26	4.773	768	66.42	67.23
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	322	290,915,787.24	88.71	903,465.18	4.580	769	63.13	65.84
Broker	23	19,801,070.43	6.04	860,916.11	4.781	772	69.13	69.21
Correspondent	21	17,218,360.46	5.25	819,921.93	4.785	763	63.34	64.71
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Republic Bank	155	161,703,489.66	49.31	1,043,248.32	4.466	767	59.42	63.47
Cenlar FSB	161	126,621,266.42	38.61	786,467.49	4.737	769	67.53	68.13
PHH Mortgage Corporation	50	39,610,462.05	12.08	792,209.24	4.735	773	67.29	69.40
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

33

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	309	266,679,251.48	81.32	863,039.65	4.637	769	66.53	66.53
Has Silent Second	57	61,255,966.65	18.68	1,074,666.08	4.454	769	50.30	63.59
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No Mortgage Insurance	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

34

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
June 2011	6	5,690,431.55	1.74	948,405.26	4.690	760	62.33	73.68
July 2011	20	20,346,652.49	6.20	1,017,332.62	4.738	769	58.63	61.02
August 2011	31	27,600,433.82	8.42	890,336.57	4.768	767	59.92	63.76
September 2011	30	29,113,019.23	8.88	970,433.97	4.486	770	60.09	63.62
October 2011	46	41,924,303.42	12.78	911,397.90	4.553	763	65.34	67.58
November 2011	56	56,691,292.67	17.29	1,012,344.51	4.676	776	65.85	67.87
December 2011	86	68,290,965.76	20.82	794,081.00	4.640	772	65.90	68.23
January 2012	74	63,829,513.52	19.46	862,560.99	4.493	766	62.63	64.59
February 2012	17	14,448,605.67	4.41	849,917.98	4.466	756	62.46	62.46
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
July 2041	4	3,806,151.51	1.16	951,537.88	4.719	777	55.40	72.37
August 2041	13	15,749,642.38	4.80	1,211,510.95	4.739	762	60.93	60.93
September 2041	36	31,167,256.71	9.50	865,757.13	4.782	768	59.82	64.46
October 2041	30	25,492,651.95	7.77	849,755.06	4.554	768	62.85	64.96
November 2041	48	45,438,554.56	13.86	946,636.55	4.488	765	62.33	65.69
December 2041	61	62,216,766.38	18.97	1,019,946.99	4.679	775	66.10	68.38
January 2042	83	65,512,517.76	19.98	789,307.44	4.641	772	65.72	68.25
February 2042	72	62,257,926.88	18.98	864,693.43	4.495	766	63.37	64.83
March 2042	19	16,293,750.00	4.97	857,565.79	4.469	758	60.85	60.85
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

35

Sequoia Mortgage Trust 2012-2

Mortgage Pass-Through Certificates, Series 2012-2

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98
Total:	366	327,935,218.13	100.00	895,997.86	4.603	769	63.50	65.98

36